Item 77D

ECLIPSE FUNDS AND ECLIPSE FUNDS INC. NON-FUNDAMENTAL INVESTMENT RESTRICTION CHANGES EFFECTIVE AS OF APRIL 28, 2006

1. Investments for the Purpose of Exercising Control

Former Restriction:

Funds	Restriction
All Cap Growth Fund
All Cap Value Fund
Cash Reserves Fund
Floating Rate Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund
S&P 500 Index Fund
Short Term Bond Fund
The Funds may not invest in other companies for the purpose of exercising control.

The restriction was eliminated in its entirety.

2. Securities of Other Investment Companies

Former Restriction:

Funds	Restriction
All Cap Growth Fund
All Cap Value Fund
Balanced Fund
Cash Reserves Fund
Floating Rate Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund
Mid Cap Opportunity Fund
S&P 500 Index Fund
Short Term Bond Fund
Small Cap Opportunity Fund

Each Fund may not purchase the securities of other investment companies except to the extent permitted by the 1940 Act or in connection with a merger, consolidation, acquisition or reorganization; provided, however, that the Funds may not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act.

Each Fund modified its non-fundamental restriction as follows:

Each Fund may not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act.

3. Margin

Former Restriction:

Funds	Restriction
All Cap Growth Fund
All Cap Value Fund
Cash Reserves Fund
Floating Rate Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund
S&P 500 Index Fund
Short Term Bond Fund

Each Fund may not purchase securities on margin, except that the Fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments in connection with futures contracts and options on futures contracts shall not constitute the purchase of securities on margin.

The restriction was eliminated in its entirety.

4. Short Sales

Former Restriction:

Funds	Restriction
All Cap Growth Fund
All Cap Value Fund
Cash Reserves Fund
Floating Rate Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund
S&P 500 Index Fund
Short Term Bond Fund

Each Fund may not sell securities short, except for covered short sales or unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options, futures and forward contracts are deemed not to constitute short sales of securities.

The restriction was eliminated in its entirety.

5. Investments in Illiquid Securities

Former Restriction:

Funds	Restriction
All Cap Growth Fund
All Cap Value Fund
Cash Reserves Fund
Floating Rate Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund
S&P 500 Index Fund
Short Term Bond Fund

Each Fund may not invest more than 10% of the net assets of a Fund (15% for the MainStay Floating Rate Fund and MainStay Large Cap Opportunity Fund) (taken at market value at the time of the investment) in “illiquid securities.” Illiquid securities are defined to include (i) securities subject to legal or contractual restrictions on resale (other than restricted securities eligible for resale pursuant to Rule 144A or Section 4(2) under the 1933 Act determined to be liquid pursuant to guidelines adopted by the Board of Directors), (ii) securities for which market quotations are not readily available, (iii) repurchase agreements maturing in more than seven days, and (iv) other instruments which for regulatory purposes or in the opinion of the Manager may be deemed to be illiquid, including certain options that a Fund has written traded over the counter and securities being used to cover options a Fund has written.

Balanced Fund Mid Cap Opportunity Fund Small Cap Opportunity Fund
The Trust does not state a non-fundamental investment restriction regarding investments in illiquid securities, however, each Fund in the Trust has a policy that limits investments in illiquid securities to 10% of the net assets of a Fund.

The restriction was eliminated in its entirety.

6. Options and Futures

Former Restriction:

Funds	Restriction
All Cap Growth Fund
All Cap Value Fund
Cash Reserves Fund
Floating Rate Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund
S&P 500 Index Fund
Short Term Bond Fund

Each Fund may not purchase puts, calls, straddles, spreads and any combination thereof if, as a result, the value of its aggregate investment in such classes of securities would exceed 5% of its total assets.

The restriction was eliminated in its entirety.

7. Investments in Rule 144A Securities and Section 4(2) Commercial Paper

Former Restriction:

Funds	Restriction
All Cap Growth Fund
All Cap Value Fund
Cash Reserves Fund
Floating Rate Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund
S&P 500 Index Fund
Short Term Bond Fund

Each Fund may invest up to 20% of its net assets in Rule 144A securities. Each Fund may invest up to 20% of its net assets in 4(2) commercial paper (with the exception of MainStay Cash Reserves, which may invest up to 50% of its net assets in 4(2) commercial paper).

The limitation regarding the percentage of allowable instruments in Rule 144A securities and Section 4(2) commercial paper was eliminated.

8. Restriction Re: Cash Reserves Fund

Former Restriction:

Funds	Restriction
Cash Reserves Fund	The Cash Reserves Fund may not invest in CDs, time deposits and other short-term obligations issued by savings and loan associations (“S&Ls”).

The restriction was eliminated in its entirety.